SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

APPLETON PAPERS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Wisconsin Avenue Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (920) 734-9841

Item 7. Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2003

            This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed."

Item 12. Results of Operations and Financial Condition

            On November 6, 2003, Appleton Papers Inc. issued a press release announcing its results of operations for the quarterly period ended September 28, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

            The information in this Report, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2003	APPLETON PAPERS INC.

By:/s/ Douglas P. Buth
Douglas P. Buth Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 6, 2003